UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2013

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2013, the Board of Directors (the “Board”) of MetLife, Inc. (the “Company”) elected Carlos M. Gutierrez as a director of the Company, effective immediately. Mr. Gutierrez was also appointed to serve on the Governance and Corporate Responsibility Committee of the Board, effective immediately. A copy of the press release issued by the Company on March 8, 2013 announcing Mr. Gutierrez’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Gutierrez will participate in the non-management director compensation arrangements described in the Company’s 2012 proxy statement. Under the terms of those arrangements, he will receive an annual retainer of $260,000 per year, 50% of which will be paid in shares of the Company’s common stock and 50% of which will be paid in cash. Each annual retainer covers the period of Board service commencing at the Company’s annual shareholders meeting and ending at its next annual shareholders meeting. For the period beginning at his election to the Board on March 8, 2013 and ending at the 2013 annual shareholders meeting, Mr. Gutierrez will receive a prorated retainer fee to reflect such period of service.

Item 9.01	Financial Statements And Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

99.1 Press release of MetLife, Inc., dated March 8, 2013, announcing that Carlos M. Gutierrez was elected to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name:	Christine M. DeBiase
Title:	Vice President and Secretary

Date: March 13, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	Press release of MetLife, Inc., dated March 8, 2013, announcing that Carlos M. Gutierrez was elected to the Board.

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